UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 20, 2007

HOME SYSTEM GROUP.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-49770	43-1954776
(Commission File Number)	(IRS Employer Identification No.)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan,
Fu Tian Qu, Shenzhen City, P.R. China
(Address of Principal Executive Offices)  (Zip Code)

086-755-83570142
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On April 20, 2007, Home System Group (the “Registrant”), Holy (HK) Limited, Ocean Well Profit, Inc., Zhongshan City Juxian Gas Oven Co., Ltd., and the shareholders of Zhongshan City Juxian Gas Oven Co., Ltd., entered into a Share Exchange Agreement (the “Agreement”) pursuant to which Ocean Well Profit, Inc. will acquire 100% of Zhongshan City Juxian Gas Oven Co, Ltd in a stock and cash transaction valued at approximately USD$14, 000,000. Under the Agreement, in exchange of surrendering their shares in Zhongshan City Juxian Gas Oven Co, Ltd, the Zhongshan City Juxian Gas Oven Co, Ltd Shareholders will receive both stock consideration and cash consideration. The stock consideration consists of 1,000,000 newly issued shares of the Registrant’s common stock, which were divided proportionally among the Zhongshan City Juxian Gas Oven Co., Ltd. Shareholders in accordance with their respective ownership interests in Zhongshan City Juxian Gas Oven Co., Ltd. immediately before the Closing of the Transaction. The cash consideration consists of $10,000,000 in cash, again divided proportionally among the Zhongshan City Juxian Gas Oven Co., Ltd. Shareholders in accordance with their respective ownership interests in Zhongshan City Juxian Gas Oven Co., Ltd. immediately before the closing of the Transaction and payable as follows: $5,000,000 due on the first anniversary of the Closing of the Transaction, and $ 5,000,000 due on the second anniversary of Closing of the Transaction. The obligation to pay the cash consideration is evidenced by interest-free promissory notes between the Registrant and each of the Zhongshan City Juxian Gas Oven Co., Ltd. Shareholders. The form of the promissory note is attached as an exhibit to the Share Exchange Agreement. A copy of the Share Exchange Agreement is filed as Exhibit 10.1 to this Current Report.

Home System Group, Holy (HK) Limited, Oceanic Well Profit, Zhongshan City Juxian Gas Oven Co., Ltd. and the Zhongshan City Juxian Gas Oven Co., Ltd. Shareholders have made customary representations, warranties and covenants in the Agreement. Consummation of the transactions set forth in the Agreement are subject to certain conditions, including, among others, (i) absence of any law or order prohibiting the consummation of the Transaction; (ii) the continued accuracy of each party’s representations and warranties contained in the Agreement; and (iii) compliance with each party’s covenants. The Agreement contains certain termination rights for both Home System Group, on the one hand, and Zhongshan City Juxian Gas Oven Co., Ltd. and the Shareholders, on the other hand.

The transaction described in the Agreement is referred to in this Current Report as the “Transaction.” A summary of the Transaction, as well as the material terms and conditions of the Agreement, are set forth below, but such summary is qualified in its entirety by the terms and condition of the Agreement, which are incorporated herein by this reference.

1. The Parties to the Share Exchange Agreement

Oceanic Well Profit Inc. is a wholly own subsidiary of Holy (HK) Limited, and Holy (HK) Limited is a wholly own subsidiary of Home System Group. Zhongshan City Juxian Gas Oven Co., Ltd. is a corporation formed under the laws of the China and it is an operating company. Zhongshan City Juxian Gas Oven Co., Ltd. is engaged in manufacturing and sales of gas grills and ovens. Zhenguang Huang, Zhenbiao Huang and Jingxian Huang are the shareholders of Zhongshan City Juxian Gas Oven Co., Ltd. (the “Zhongshan City Juxian Gas Oven Co, Ltd Shareholders”). In addition, Weiqiu Li is the Chairman and Chief Executive Officer of Oceanic Well Profit Inc.

2. The Share Exchange Transaction

Pursuant to the Share Exchange Agreement, Oceanic Well Profit Inc. will acquire 100% of the issued and outstanding capital stock of Zhongshan City Juxian Gas Oven Co., Ltd. As a result of the Transaction, Zhongshan City Juxian Gas Oven Co., Ltd. will become a wholly owned subsidiary of Oceanic Well Profit Inc., which, in turn, will make the Registrant the indirect owner of Zhongshan City Juxian Gas Oven Co., Ltd.

3. The Consideration

Under the Agreement, in exchange of surrendering their shares in Zhongshan City Juxian Gas Oven Co., Ltd., the Zhongshan City Juxian Gas Oven Co., Ltd. Shareholders received both stock consideration and cash consideration. The stock consideration will consist of 1,000,000 newly issued shares of the Registrant’s common stock, which will be divided proportionally among the Zhongshan City Juxian Gas Oven Co., Ltd. Shareholders in accordance with their respective ownership interests in Zhongshan City Juxian Gas Oven Co., Ltd. immediately before the completion Merger Transaction. The cash consideration consisted of $10,000,000 in cash, again divided proportionally among the Zhongshan City Juxian Gas Oven Co., Ltd. Shareholders in accordance with their respective ownership interests in Zhongshan City Juxian Gas Oven Co., Ltd immediately before the completion Merger Transaction and payable as follows: $5,000,000 due on the first anniversary of the Closing of the Transaction, and $ 5,000,000 due on the second anniversary of Closing of the Transaction. The obligation to pay the cash consideration will be evidenced by three interest-free promissory notes between the Registrant and each of the Zhongshan City Juxian Gas Oven Co., Ltd. Shareholders. The form of the promissory note is attached as an exhibit to the Agreement. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report.

4. The Share Exchange Agreement

There will be a delay between the signing of the Agreement which occurred on April 20, 2007 and the closing of the Transaction, which is expected to occur before June 30, 2007. The Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration, the process of exchanging the consideration and the effect of the share exchange. The Agreement contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty. The indemnification provisions survive the closing of the Transaction for 24 months.

Item 9.01.      Financial Statements and Exhibits.

Exhibits

10.1
Share Exchange Agreement dated as of April 20, 2007, is entered into by and among Home System Group., a Nevada corporation, Holy (HK) Limited, a Hong Kong corporation and a wholly own subsidiary of Home System Group, Oceanic Well Profit Inc, a wholly own subsidiary of Holy (HK) Limited, Zhongshan City Juxian Gas Oven Co., Ltd., a Zhongshan corporation in China, and the shareholders of Zhongshan City Juxian Gas Oven Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home System Group

Date: April 20, 2007	By:	/s/ Weiqiu Li
Name: Weiqiu Li
Title: Chief Executive Officer